Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alejandro R. San Miguel, Jeffrey M. Rojek and Simon White, and each of them singly, true and lawful attorneys-in-fact and agents, with full power to them (including the full power of substitution and resubstitution), to sign for him and in his name, place and stead, in the capacity or capacities set forth below, (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to be filed by GLG Partners, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (2) any amendments to the foregoing Annual Report, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Noam Gottesman	Chairman of the Board and Co-	March 2, 2009
Noam Gottesman	Chief Executive Officer (Co- Principal Executive Officer)

/s/ Emmanuel Roman	Co-Chief Executive Officer and	March 2, 2009
Emmanuel Roman	Director (Co-Principal Executive Officer)

/s/ Ian G. H. Ashken	Director	March 2, 2009
Ian G.H. Ashken

/s/ Martin E. Franklin	Director	March 2, 2009
Martin E. Franklin

/s/ James N. Hauslein	Director	March 2, 2009
James N. Hauslein

Signature	Title	Date

/s/ Pierre Lagrange	Director	March 2, 2009
Pierre Lagrange

/s/ William P. Lauder	Director	March 2, 2009
William P. Lauder

/s/ Peter A. Weinberg Peter A. Weinberg	Director	March 2, 2009

/s/ Jeffrey M. Rojek	Chief Financial Officer	March 2, 2009
Jeffrey M. Rojek	(Principal Financial and Accounting Officer)

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